FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), is entered into as of September 28, 2021, by and among INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation (“ICD”), SIDEWINDER DRILLING LLC, a Delaware limited liability company formerly named ICD Operating LLC (“Sidewinder” and, together with ICD, as the context requires, each a “Borrower”, and collectively, the “Borrowers”), and the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of October 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Agent, the Lenders made Loans to the Borrowers pursuant to the terms and conditions thereof;

WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement; and

WHEREAS, the Borrowers and the Lenders desire to amend the Credit Agreement in certain respects as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:

1.Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 2 of this Agreement, the Credit Agreement is hereby amended as follows:
(a)Section 2.4(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c)Payment.  Except to the extent provided to the contrary in Section 2.7 or Section 2.8(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in cash, in arrears, on the first day of each month, and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable in cash on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (y) the date on which demand therefor is made by Agent.  Notwithstanding the foregoing, (i) at any time Adjusted Liquidity is less than $9,000,000, Borrowers may, at their option and upon prior notice to the Lenders (which notice shall be delivered to the Lenders at least three (3) Business Days prior to the applicable date on which interest is due for the first applicable month), elect to pay accrued and unpaid interest due during any one three-consecutive-month period immediately following such notice in kind by adding the amount of such interest to the principal amount of the Loans on the date such accrued and unpaid interest is otherwise due during such period (which was exercised in connection with the payment of interest on April 1, 2021) and (ii) Borrowers may, at their option and upon prior notice to the Lenders (which notice shall be

DB1/ 124475352.3

delivered to the Lenders at least one (1) Business Day prior to September 30, 2021), elect to pay accrued and unpaid interest of $3,055,032.50 due on October 1, 2021 (the “October 2021 Interest Payment”) in kind by adding the amount of such interest to the principal amount of the Loans on the date such accrued and unpaid interest is otherwise due on such date (the amount of any increase set forth in clauses (i) and (ii) collectively being the “PIK Amount”); provided, that, for the avoidance of doubt, accrued and unpaid interest shall be paid in cash on the Maturity Date and, to the extent required by the Loan Documents, on the date of any repayment or prepayment (whether pursuant to a voluntary prepayment or mandatory prepayment, acceleration or otherwise) of any Loan, with respect to the principal amount of the Loan so repaid or prepaid.
(b)Schedule C Commitments.  Schedule C to the Agreement is amended so that the amount of the DDTL Commitment is reduced by the amount of the October Interest Payment to $11,944,967.50.
2.Conditions.  The amendments set forth in Section 1 of this Agreement shall become effective as of the date first set forth above upon the satisfaction of each of the following conditions (the “Fourth Amendment Effective Date”):
(a)the Lenders shall have received counterparts of this Agreement duly executed by the Lenders and the Borrowers (it being understood electronic executed copies are sufficient for satisfaction of this subsection (a));
(b)no Default or Event of Default shall have occurred and be continuing;
(c)all representations and warranties made by each Loan Party contained herein and in the other Loan Documents shall be true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the date hereof; provided that in the case of any representation or warranty that expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided, further, that if any of the representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representations shall be true and correct in all respects;
(d)the Borrowers shall have paid to the Lenders a fee in cash in an aggregate amount equal to $61,100.65; and
(e)the Borrowers shall have paid the reasonable fees, charges and disbursements of counsel to the Lenders incurred prior to the date hereof.
3.Representations and Warranties of Loan Parties.  Each Loan Party hereby represents and warrants to the Lenders as follows:
(a)it (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now

DB1/ 124475352.3

conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated hereby and by the Credit Agreement as amended hereby;
(b)the execution and delivery of this Agreement, and the performance by it of this Agreement and the Credit Agreement as amended hereby, (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of any holder of Equity Interests of such Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure of which to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;
(c)this Agreement and the Credit Agreement as amended hereby are the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and
(d)the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date; provided that in the case of any representation or warranty that expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided, further, that if any of the representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representations shall be true and correct in all respects.
4.Choice of Law and Venue; Jury Trial Waiver.  THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING VENUE AND JURY TRIAL WAIVER SET FORTH IN SECTION

DB1/ 124475352.3

12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
5.Binding Effect.  This Agreement shall be binding upon each Loan Party and shall inure to the benefit of the Agent and the Lenders.
6.Effect on Loan Documents; Ratification.
(a)Except as expressly amended or otherwise modified hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to, the other Loan Documents, and the grant by each of the Grantors (as defined in the Guaranty and Security Agreement) to the Agent, for the benefit of each member of the Lender Group, of a continuing security interest in any and all right, title and interest of each Grantor in and to all of the Collateral (as defined in the Guaranty and Security Agreement), are hereby ratified and confirmed in all respects and shall continue in full force and effect.  No amendment, consent or waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such amendment, consent, waiver or agreement, as the case may be, nor shall anything contained herein be deemed to imply any willingness of the Agent or the Lenders to agree to, or otherwise prejudice any rights of the Agent or the Lenders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Agreement shall not be construed as a waiver of any other provision of the Loan Documents or to permit any Borrower or any other Loan Party to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents.  Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Loan Documents to the Agent, on behalf and for the benefit of the Lender Group, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof.  Each of the Guarantors hereby acknowledges and consents to this Agreement and agrees that the Guaranty and Security Agreement and all other Loan Documents to which such Guarantor is a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its Obligations thereunder.
(b)Each reference in the Credit Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Agreement.
7.Release.
(a)In consideration of the agreements of the Lenders and Agent contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each of the Lenders, their respective successors and assigns, and their respective direct and indirect owners, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other

DB1/ 124475352.3

representatives, and all persons acting by, through, under or in concert with any of them (Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement or any of the other Loan Documents or transactions thereunder or related thereto.
(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)In entering into this Agreement, each Loan Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The release set forth herein shall survive the termination of this Agreement and the Loan Documents and the payment in full of the Obligations.
(e)Each Loan Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.
8.Miscellaneous.
(a)This Agreement is a Loan Document.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

DB1/ 124475352.3

(b)Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise.  This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(e)The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.
(f)This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

[remainder of this page intentionally left blank].

DB1/ 124475352.3

IN WITNESS WHEREOF, each Loan Party and the Lenders have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

BORROWERS:	INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation By: /s/ Philip A. Choyce Name: Philip A. Choyce Title: Executive VP & CFO
SIDEWINDER DRILLING LLC (formerly named ICD Operating LLC), a Delaware limited liability company By: /s/ Philip A. Choyce Name: Philip A. Choyce Title: Executive VP & CFO

{FourthAmendment to ICD Credit Agreement]

DB1/ 124475352.3

LENDERS:	MSD PCOF PARTNERS IV, LLC

By: /s/ Marcello Liguori Name: Marcello Liquori
Title: Vice President

[Fourth Amendment to ICD Credit Agreement]

DB1/ 124475352.3